Exhibit 99.1

NEWS RELEASE for May 2, 2013 at 8:00AM Eastern Time

Contacts:	Kerry McAnistan Investor Relations Assistant Palomar Medical Technologies, Inc. 781-993-2411 ir@palomarmedical.com

PALOMAR MEDICAL REPORTS FINANCIAL RESULTS FOR FIRST QUARTER 2013

BURLINGTON, MA (May 2, 2013)…Palomar Medical Technologies, Inc. (NASDAQ: PMTI), a global leader in laser and other light-based systems for aesthetic treatments, today announced financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Year-Over-Year Financial Highlights Include:

•	Execution of definitive agreement to be acquired by Cynosure, Inc.

•	Professional product revenues of $17.3 million, up 46%

•	North America professional product revenues of $8.1 million, up 20%

•	International professional product revenues of $9.2 million, up 80%

•	Loss from operations of $0.9 million, which includes $1.2 million of expenses related to the Cynosure acquisition, compared to 2012 loss from operations of $2.3 million

•	Cash and investments portfolio of $100.8 million

Joseph P. Caruso, Palomar’s President, Chief Executive Officer and Chairman of the Board of Directors, commented, “We are pleased with the progress that we have made with our distribution expansion and introduction of new products. This quarter we focused on driving initial product placements with our Vectus diode hair removal system in our international distribution network and additional luminaries and reference sites around the world. The feedback from the field remains strong and we believe that the Vectus could quickly become a leading product in the aesthetic laser market. We have invested in key technology that we believe gives us a competitive advantage in terms of speed and consumer satisfaction. Light-based hair removal continues to be the largest segment of the aesthetic light-based market. The Icon continues to drive top-line growth, which is also driven by some of our proprietary and unique technologies, like our Max G and Lux 1540 hand pieces for the treatment of pigmented lesions, vascular lesions and wrinkles and the Skintel melanin optical measurement technology. We believe that the combination of Vectus and Icon provides best-in-class technology for many of the non-invasive high-volume aesthetic light-based treatments performed in physician offices today.”

Mr. Caruso added, “On March 18, we and Cynosure, Inc. jointly announced the execution of a definitive agreement, pursuant to which Cynosure will acquire Palomar and Palomar stockholders will receive $6.825 per Palomar share in cash and $6.825 per Palomar share in Cynosure common stock, subject to the adjustment and collar provisions described in the definitive agreement. Our Board of Directors believes that the terms of the definitive agreement offer Palomar stockholders an attractive acquisition premium, as well as the ability to participate in the future growth opportunities of the combined company.”

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Professional and consumer segment results for the three months ended March 31, 2013 and 2012 are as follows:

	For the three months ended March 31,
(in thousands)	2013			2012
	Professional	Consumer	Total	Professional	Consumer	Total

Revenues	$22,512	$711	$23,223	$18,021	$979	$19,000
Cost of revenues and royalties	9,484	668	10,152	7,280	835	8,115

Gross profit	13,028	43	13,071	10,741	144	10,885
Operating expenses	13,819	191	14,010	12,258	948	13,206

Loss from operations	$(791)	$(148)	$(939)	$(1,517)	$(804)	$(2,321)

Conference Call: As previously announced, Palomar will conduct a conference call and webcast today at 11:30 AM Eastern Time. Management will discuss financial results and strategic matters. If you would like to participate, please call (877) 881-2595 or listen to the webcast in the About Palomar/Investors section of the Company’s website at palomarmedical.com. A webcast replay will also be available.

About Palomar Medical Technologies, Inc.: Palomar designs, produces and sells the most advanced cosmetic lasers and intense pulsed light (IPL) systems to dramatically improve the appearance of women’s and men’s skin. For over 15 years, Palomar has pioneered the science of using lasers and light to improve appearances. As the industry’s technology leader, Palomar has invested in creating cosmetic laser and IPL systems that put real value in the hands of physicians and other professionals to benefit consumers. Thousands of physicians worldwide trust and depend on Palomar technology to not only introduce new aesthetic treatments such as advanced laser hair removal, laser liposuction, skin resurfacing, acne, laser treatments for scars, wrinkle treatment, stretch marks (striae), and photofacials for pigmented and vascular lesions, but to also make them robust, faster, more powerful, and more comfortable for those being treated. In June 2009, Palomar became the first company to receive a 510(k) over-the-counter (“OTC”) clearance from the FDA for a new, patented, home-use, laser device for the treatment of fine lines and wrinkles around the eyes (periorbital wrinkles). This OTC clearance allows the PaloVia® Skin Renewing Laser® to be marketed and sold directly to consumers without a prescription.

For more information on Palomar and its products, visit Palomar’s website at palomarmedical.com for professional products or palovia.com for consumer products. To continue receiving the most up-to-date information and latest news on Palomar as it happens, sign up to receive automatic e-mail alerts by going to the About Palomar/Investors section of the website.

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Safe Harbor Statement

With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements, including, but not limited to, statements relating to new markets, future royalty amounts due from third parties, development and introduction of new products, financial and operating projections, the anticipated closing of the merger, the merger consideration to be paid to holders of Palomar common stock pursuant to the merger, the anticipated benefits to Palomar stockholders of the merger and future growth opportunities of the combined company. These forward-looking statements are neither promises nor guarantees, but involve risk and uncertainties that may individually or mutually impact the matters herein, and cause actual results, events and performance to differ materially from such forward-looking statements. These risk factors include, but are not limited to, results of future operations, difficulties or delays in developing or introducing new products and keeping them on the market, the results of future research, lack of product demand and market acceptance for current and future products, adverse events, product changes, the effect of economic conditions, challenges in managing joint ventures and research with third parties, the impact of competitive products and pricing, governmental regulations with respect to medical devices, including whether FDA clearance will be obtained for future products and additional applications, the results of litigation, difficulties in collecting royalties, potential infringement of third-party intellectual property rights, factors affecting the Company’s future income and resulting ability to utilize its NOLs, difficulties in combining the operations of Cynosure and Palomar, failure to receive approval from the stockholders of Palomar or Cynosure or to satisfy other conditions to the parties’ obligations to complete the merger, the effects of disruption from the merger making it more difficult to maintain relationships with employees, licensees, customers, suppliers or other business partners or governmental entities, the ability of Cynosure to successfully integrate Palomar’s operations and employees, the ability to realize anticipated synergies and cost savings, other business effects, including the effects of industry, economic or political conditions outside of the parties’ control, transaction costs, actual or contingent liabilities, the risk that competing offers for Palomar will be made and/or other factors, and/or other factors, which are detailed from time to time in the Company’s SEC reports, including the Company’s report on Form 10-K for the year ended December 31, 2012 and any subsequently filed quarterly report on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed merger, Cynosure has filed with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that includes a joint proxy statement of Cynosure and Palomar that also constitutes a prospectus of Cynosure. Palomar and Cynosure also have filed and plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Cynosure and Palomar with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting Cynosure’s Investor Relations Department at (617) 542-5300 or CYNO@investorrelations.com, or by contacting Palomar’s Investor Relations Department at (781) 993-2411 or ir@palomarmedical.com.

Cynosure and Palomar and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Cynosure’s directors and executive officers is available in the joint proxy statement/prospectus. As of March 15, 2013, Cynosure’s directors and executive officers beneficially owned approximately 16.9% of Cynosure’s common stock. Information about Palomar’s directors and executive officers is available in Amendment No. 1 to Palomar’s Annual Report, filed on Form 10-K/A on April 26, 2013 and in the joint proxy statement/prospectus. As of March 15, 2013, Palomar’s directors and executive officers beneficially owned approximately 13.1% of Palomar’s common stock. In addition, in connection with the execution of the definitive agreement relating to the merger, Joseph P. Caruso, Palomar’s President, Chief Executive Officer and Chairman of the Board of Directors, entered into (1) with Palomar, an amendment to his existing employment agreement with Palomar that will become effective at the closing of the merger and that provides for (among other things) payment by Palomar of 110% of his retention bonus (which is equal to the sum of (a) three times his annual compensation (including 2013 salary and last paid bonus), plus (b) a pro rata portion of his bonus payable with respect to 2013)), 75% of which will be paid within ten days after the closing of the merger and 35% of which will be paid

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one day prior to the first anniversary of the closing of the merger and (2) with Cynosure, a new employment agreement that will become effective at the closing of the merger and that provides for, among other things, Mr. Caruso to be appointed Cynosure’s President and Vice Chairman of the Board of Directors, a three-year term of employment with Cynosure, subject to two-year extensions (unless terminated by either party not less than 12 months prior to the end of the then-current term), an initial annual base salary of $465,000, a target performance bonus that is between the target performance bonus established for Cynosure’s Chief Executive Officer and Chief Financial Officer, a grant of Cynosure equity awards and certain benefits upon a termination of employment by Cynosure without “cause” (which may occur only after the first 12 months of the initial term), Mr. Caruso for “good reason” or either party within 18 months after a “change in control” of Cynosure (each as defined in the new employment agreement). Also in connection with the execution of the definitive agreement relating to the merger, Paul Weiner, Palomar’s Chief Financial Officer, entered into a letter agreement with Palomar that will become effective at the closing of the merger and that amends his existing employment agreement with Palomar to (i) provide that amounts payable to Mr. Weiner following the termination of his employment in connection with the merger will be paid within 10 days after the closing of the merger and (ii) narrow the scope of the restrictive covenants applicable to Mr. Weiner. Unvested restricted stock awards with a value of approximately $4.7 million that are held by Palomar’s directors and executive officers will vest in full upon completion of the merger. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the merger. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Cynosure or Palomar using the sources indicated above.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

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Palomar Financial Summary:

Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Professional product revenues	$17,326,502	$11,897,174
Consumer product revenues	710,900	978,768
Service revenues	3,148,605	3,770,243
Royalty revenues	1,979,392	1,798,062
Other revenues	57,660	555,556

Total revenues	23,223,059	18,999,803

Costs and expenses:
Cost of professional product revenues	7,308,169	4,901,098
Cost of consumer product revenues	668,339	834,383
Cost of service revenues	1,383,621	1,659,963
Cost of royalty revenues	791,757	719,225
Research and development	2,582,453	3,372,261
Selling and marketing	7,397,665	6,681,525
General and administrative	4,029,756	3,151,967

Total costs and expenses	24,161,760	21,320,422

Loss from operations	(938,701)	(2,320,619)

Interest income	76,593	89,003
Other (loss) income	(437,315)	11,802

Loss before income taxes	(1,299,423)	(2,219,814)

(Benefit) provision for income taxes	(187,695)	71,978

Net loss	$(1,111,728)	$(2,291,792)

Net loss per share:
Basic	$(0.06)	$(0.12)

Diluted	$(0.06)	$(0.12)

Weighted average shares outstanding:
Basic	18,963,788	18,858,464

Diluted	18,963,788	18,858,464

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Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,
	2013	2012
Assets
Current assets:

Cash, cash equivalents and short-term investments	$86,832,395	$88,174,163
Accounts receivable, net	12,089,511	10,558,667
Inventories	20,643,184	21,584,907
Other current assets	1,087,546	667,534

Total current assets	120,652,636	120,985,271

Marketable securities and other investments	13,986,297	11,533,090

Property and equipment, net	35,584,230	35,885,028

Other assets	408,529	425,293

Total assets	$170,631,692	$168,828,682

Liabilities and Stockholders’ Equity

Current Liabilities:

Accounts payable	$2,694,914	$1,645,696
Accrued liabilities	9,980,681	9,102,544
Deferred revenue	3,357,469	3,286,422

Total current liabilities	16,033,064	14,034,662

Accrued income taxes	3,061,556	3,256,088
Deferred revenue, net of current portion	917,832	972,918

Total liabilities	$20,012,452	$18,263,668

Stockholders’ equity:
Preferred stock, $.01 par value-
Authorized - 1,500,000 shares
Issued - none	—	—
Common stock, $.01 par value-
Authorized - 45,000,000 shares
Issued and Outstanding - 2013: 19,974,239 and 19,974,239 and 2012: 19,970,424 and 19,966,149 shares, respectively	199,743	199,705
Additional paid-in capital	222,013,507	221,180,420
Accumulated other comprehensive loss	41,613	(252,891)
Accumulated deficit	(71,635,623)	(70,523,893)
Treasury stock, at cost - 0 and 4,275 shares, respectively	—	(38,327)

Total stockholders’ equity	$150,619,240	$150,565,014

Total liabilities and stockholders’ equity	$170,631,692	$168,828,682

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